UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2010 (November 4, 2010)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 4, 2010, the registrant held an annual meeting of stockholders for four purposes.

The first purpose of the annual meeting was to re-elect five directors to serve until the 2011 annual meeting of shareholders.  Each of the five director-nominees was re-elected by casting of the following votes:

Name of Nominee	FOR	WITHHELD
Dean Marks	22,773,728	7,900
Miguel de Anquin	22,767,778	13,850
Kevin Murray	22,774,228	7,400
Robert Medearis	22,773,228	8,400
Tommy Ross	22,773,628	8,000

The second purpose of the annual meeting was to ratify the appointment of Macias Gini & O’Connell, LLP (“MGO”) as our independent registered public accounting firm for the 2010 fiscal year.  The appointment of MGO was ratified by casting of the following votes:

FOR	AGAINST	ABSTENTION
23,303,621	5,091	20,161

The third purpose of the annual meeting was to approve an increase in the number of shares of common stock reserved for issuance under our 2008 Equity Incentive Plan by 2,000,000 shares from 2,951,875 shares to 4,951,875 shares.  This increase was approved by casting of the following votes:

FOR	AGAINST	ABSTENTION
20,221,808	12,584	2,547,236

The fourth purpose of the annual meeting was to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock of not more than one-for-five, with the final ratio to be decided upon at the sole discretion of our management and to be approved by the Board.  This action was approved by casting of the following votes:

FOR	AGAINST	ABSTENTION
20,714,540	2,610,700	3,633

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: November 5, 2010	By:	/s/ Dean R. Marks
Dean R. Marks Chief Executive Officer and President